EXHIBIT 11.1

                        FREEPORT-McMoRan INC.
               COMPUTATION OF NET INCOME PER COMMON AND
                       COMMON EQUIVALENT SHARE



                                           Three Months
                                          Ended March 31,
                                     ------------------------
                                        1997          1996
                                     ----------    ----------
                                          (In Thousands,
                                     Except Per Share Amounts)
Primary:
  Net income applicable to common
   stock                             $      875    $   20,129
                                     ==========    ==========


  Average common shares outstanding      23,901        27,253
  Common stock equivalents:
    Stock options                           193           324
                                     ----------    ----------

  Common and common equivalent
   shares                                24,094        27,577
                                     ==========    ==========

  Net income per common and common
   equivalent share                       $0.04         $0.73
                                          =====         =====


Fully diluted:
  Net income applicable to common
   stock                             $      875    $   20,129
  Plus preferred dividends                    -         1,096
                                     ----------    ----------

  Net income applicable to common
   stock                             $      875    $   21,225
                                     ==========    ==========

  Average common shares outstanding      23,901        27,253
  Common stock equivalents:
    Stock options                           193           333
  Convertible securities:
    Preferred stock                           -         1,831
                                     ----------    ----------
  Common and common equivalent
   shares                                24,094        29,417
                                     ==========    ==========

  Net income per common and common
   equivalent share                       $0.04         $0.72
                                          =====         =====